FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT

FIRST AMENDMENT TO ASSET PURCHASE AND SALE AGREEMENT, dated December 21, 2009 (the “First Amendment”), by and between KeyOn Communications Holdings, Inc., a Delaware company (“KeyOn”) on the one hand, and Ridgeview Tel, LLC, a Colorado company (“RVT”), on the other hand. Each KeyOn and RVT is hereinafter sometimes referred to as a “Party” and together as the “Parties”.

BACKGROUND

WHEREAS, the Parties entered into that certain ASSET PURCHASE AND SALE AGREEMENT dated December 21, 2009 (“The Agreement”) pursuant to which, KeyOn agreed to buy certain assets, and RVT agreed to sell said assets, on the terms and conditions set for in the Agreement;

WHEREAS, as a result of negotiations by and between the Parties, the Parties have agreed to amend the Agreement to restructure certain rights and responsibilities KeyOn and RVT as further provided in this First Amendment;

NOW, THEREFORE, for good and valuable consideration, the Parties hereby agree as follow:

1.	Paragraph 3.1 is hereby deleted in its entirety and replaced to read:

3.1.             Purchase Price. Provided that Seller delivers 443 Qualified Subscribers as of the Closing Date, in full consideration of the sale and purchase of the Assets as set forth herein, Buyer shall pay to Seller an amount equal to $216,500. The Purchase Price is calculated by the number of Qualified Subscribers as of the Closing Date, multiplied by the Individual Qualified Subscriber Value (the “Total Qualified Subscriber Value”). To the extent number of Qualified Subscribers as of the Closing Date exceeds 443, the Purchase Price shall be increased by the number of Qualfied Subscribers greater than 443 multiplied by the Individual Qualified Subscriber Value. However, to the extent the number of Qualified Subscribers as of the Closing Date is less than 443, the Purchase Price shall be reduced by the number of Qualified Subscribers multiplied by the Individual Qualified Subscriber Value. The Total Qualified Subscriber Value shall then be adjusted by the Purchase Price Adjustment as provided in Section 3.2, which final amount shall constitute the “Purchase Price”.The Purchase Price shall be paid in the following manner:

(a)

Buyer shall pay to Seller the Purchase Price consisting of 167,716 shares of common stock of the Buyer. The Purchase Price shall be calculated by the number of Qualified Subscribers determined by the Buyer on the day prior to Closing, multiplied by the Individual Qualified Subscriber Value (the “Total Qualified Subscriber Value”), less any Purchase Price Adjustments; and

(b)

Buyer and Seller shall determine the Purchase Price, including all Purchase Price Adjustments arising under Section 3.2 and all proration adjustments pursuant to this Agreement, to the extent known or then subject to calculation, on the Closing Date, which estimate shall be provided by Seller to Buyer for Buyer’s review and approval prior to the Closing. On the Closing Date, the Seller shall receive ninety percent (90%) of the Purchase Price. No later than three weeks after the Closing Date, Buyer and Seller shall make any additional net adjustment by payment of one to the other to effect a final adjustment in the Purchase Price, which shall include a true-up of the Purchase Price determination based upon the actual number of Qualified Subscribers and finalization of the Purchase Price Adjustments and the Buyer shall deliver the balance of the Purchase Price, as mutually determined by the Parties.

2.	Paragraph 7.9 is hereby deleted in its entirety and replaced to read:

Franchise Agreement. It is understood by and between the Parties that certain of the assets of the Business are the subject of a franchise agreement entered into by Seller and certain third-parties. KeyOn hereby assumes an assignment of the franchise, and RVT agrees to assign such franchise.

BY THEIR SIGNATURES BELOW, EACH OF THE UNDERSIGNED REPRESENT THAT THEY HAVE READ THE FOREGOING AND FULLY UNDERSTAND AND AGREE TO EACH AND ALL OF THE TERMS AND CONDITIONS SET FORTH HEREIN.

All other terms and the Conditions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the Parties have each approved and executed this First Amendment set forth above.

RIDGEVIEW TEL, LLC	KEYON COMMUNICATIONS HOLDINGS, INC

By: __________________________	By: ________________________
Name:	Name: Jason Lazar
Its:	Its: Vice President Corporate Development & General Counsel